EXHIBIT 3.1.3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                           CASINOS OF THE WORLD, INC.

Pursuant to Sections 78.390 of the Nevada Revised Statutes, we the undersigned officers of Casinos of the World, Inc. (the "Corporation"), do hereby certify the following:

         1. That I am duly elected President and Secretary of the Corporation;

         2. That the amendment to the Articles of Incorporation was approved by a majority of the issued and outstanding shares of the Corporation; and

         3. That the Amendment to the Articles of Incorporation in its entirety is set forth in Exhibit "A" attached hereto.


                                      /s/ Leonard Miller
                                      ----------------------------------------
                                      Leonard Miller, President and Secretary

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                                    EXHIBIT A
                                AMENDMENT TO THE
                            ARTICLES OF INCORPORAITON
                          OF CASINOS OF THE WORLD, INC.

              (Pursuant to Nevada Revised Statutes Section 78.390)

                           CASINOS OF THE WORLD, INC.

                   Amendment to the Articles of Incorporation

The Articles of Incorporation for Casinos of the World, Inc., a Nevada Corporation, are hereby amended with the change of Articles FIRST and FOURTH to read as follows:

FIRST. The Articles of Incorporation are hereby amended by striking out the existing Article First in its entirety and substituting therefore a new Articles FIRST, to wit:

FIRST. The name of the Corporation is Clean Way Corporation.

SECOND. The Articles of Incorporation are hereby amended by striking out the existing Article Fourth in its entirety and substituting therefore a new Article FOURTH, to wit:

FOURTH. The total number of shares of Common Stock which this Corporation is authorized to issue is 100,000,000 shares, $.001 par value per share.

IN WITNESS WHEREOF, the undersigned Board of Directors has executed this Amendment to the Articles of Incorporation this 16th day of April, 1993.


                                                     /s/ Jean-Marie Donier
                                                     ---------------------------
                                                     Jean-Marie Donier

                                                     /s/ Didier Monnet
                                                     ---------------------------
                                                     Didier Monnet

                                                     /s/ Gerard Thiebaut
                                                     ---------------------------
                                                     Gerard Thiebaut